Exhibit 99.1

Reviv3 Announces Agreement to Acquire Substantially All Assets of AXIL & Associated Brands, a Leading provider of Hearing Protection and Enhancement Products.

LOS ANGELES, Calif. and SALT LAKE CITY, UT - May 5, 2022 - Reviv3 Procare (OTCQB: RVIV) today announced a definitive agreement to acquire substantially all the assets of AXIL & Associated Brands Corp., a leader in hearing protection and enhancement products for approximately $33 million in a combination of common and preferred stock. The acquisition has been approved by the boards of directors of each company.

“This transaction marks a significant opportunity for expansion of our product offering and revenue profile,” said Jeff Toghraie, CEO and Chairman of Reviv3. “AXIL’s product portfolio and sales channels open up additional growth potential and allow us to substantially enhance our cash flow generation capabilities. We are delighted to welcome the Axil team to Reviv3 and continue to build value for our customers and shareholders.”

“The AXIL Team is very excited to join forces with Reviv3,” remarked AXIL Chief Executive Officer, Wes Harris. “This creates a very strategic move for our companies to align tremendous talent within both organizations to achieve significant objectives now and in the years to come. Our unified focus on building strong brands and innovations for our various audiences and customer base will continue to drive exciting growth for our valued shareholders,” concluded Mr. Harris.

Details related to the transaction and provisions can be found in a Form 8-K filing being made today by Reviv3 with the Securities and Exchange Commission. The closing is subject to customary conditions and is anticipated to occur within the next 90 days.

About Axil

AXIL creates high-tech hearing and audio innovations to provide cutting-edge solutions for people with varied applications across many industries. AXIL designs, innovates, engineers, manufactures, markets and services specialized systems in hearing enhancement, hearing protection, wireless audio, and communication. AXIL distributes its products through direct-to-consumer eCommerce channels and local, regional, and national retail chains. AXIL serves the sporting goods market, military, federal agents, law enforcement, tactical, fitness, outdoor, industrial, sporting, and stadium events. AXIL focuses primarily on US markets, followed by Canada, Europe, Australia, New Zealand, and Africa. Please visit www.goaxil.com to learn more about us.

About Reviv3 Procare Company

Reviv3 Procare Company (OTCQB: RVIV) is an emerging global e-commerce brand in the hair and skincare products industry. The Company is a predominantly direct-to-consumer marketer of premium hair and skincare products under its in-house Reviv3 Procare brand - selling products in the United States, Canada, the European Union, and throughout Asia. To learn more, please visit the Company’s website at www.reviv3.com.

Media Relations:

Reviv3 PR Team

Tel: 888-638-8883

Email: pr@reviv3.com

www.reviv3.com

Forward-Looking Statements

This press release contains a number of forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact are forward-looking statements, including statements related to the expected closing of the acquisition or the timing thereof, the benefits, results, and effects of the proposed acquisition, future financial and operating results, and Reviv3’s plans, objectives, expectations (financial or otherwise) and intentions following the acquisition. These forward-looking statements and information about Reviv3’s current and future prospects and its operations and financial results are based on currently available information. Various risks, uncertainties and other factors could cause actual future results and financial performance to vary significantly from those anticipated in such statements. The use of words such as “anticipates,” “expects,” “intends,” “plans,” “confident that” and “believes,” among others, generally identify forward-looking statements.

These forward-looking statements are based on currently available information, and management’s beliefs, projections, and current expectations subject to a number of significant risks and uncertainties. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things: (i) Reviv3’s ability to grow net sales and adjusted EBITDA following the acquisition; (ii) Reviv3’s ability to fund its operating expenses; (iii) potential difficulties or delays Reviv3 may experience in implementing its cost savings and efficiency initiatives; (iv) Reviv3’s ability to compete effectively with both other hair and skincare companies and high tech hearing and audio communication companies following the acquisition; (v) the concentration of Reviv3’s and Axil’s customers, potentially increasing the negative impact to Reviv3 by changing purchasing or selling patterns; and (vi) changes in laws or regulations in the United States and/or in other major markets, such as China, in which Reviv3 operates, including, without limitation, with respect to taxes, tariffs, trade policies, or product safety, which may increase Reviv3’s product costs and other costs of doing business, and reduce Reviv3’s earnings. Current and potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. These forward-looking statements speak only as of the date hereof. Except as required by law, Reviv3 does not assume any obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.